Resolution Adopted by the Board of Trustees of the Schroder Series Trust on February 10, 2017

Authorization for Attorneys-in-Fact to Sign the Registration Statements on Behalf of the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer)

VOTED:	That the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer) of the Trusts are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing any or all Registration Statements.